UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 20, 2016

BLUEKNIGHT ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE	001-33503	20-8536826
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

201 NW 10th, Suite 200 Oklahoma City, Oklahoma	73103
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code: (405) 278-6400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On July 20, 2016, Blueknight Energy Partners, L.P. (the “Partnership”) and certain of its affiliated entities entered into an underwriting agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC (the “Underwriter”), with respect to the issuance and sale in an underwritten public offering by the Partnership of 3,300,000 common units representing limited partner interests of the Partnership (“Common Units”) at a price to the public of $5.90 per Common Unit (the “Offering”). The Underwriter was also granted a 30-day option to purchase up to an additional 495,000 Common Units from the Partnership.
The offer and sale of the Common Units were registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a shelf registration statement on Form S-3, as amended (File No. 333-197796) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission on September 12, 2014. The Offering was made under the prospectus supplement dated July 20, 2016 (the “Prospectus Supplement”), and the accompanying prospectus, dated September 12, 2014, constituting a part of the Registration Statement.
The Underwriting Agreement contains customary representations, warranties and agreements of the parties, and customary conditions to closing, obligations of the parties and termination provisions. The Partnership and certain of its affiliates agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriter may be required to make because of any of those liabilities.
The Offering is expected to close on July 26, 2016, subject to customary closing conditions. The Partnership expects to receive proceeds (net of underwriting discounts and commissions and estimated offering expenses) from the Offering of approximately $18.1 million. The Partnership intends to use the net proceeds from the Offering to fund a portion of the Partnership’s previously announced repurchase of its Series A preferred units from Blueknight Energy Holdings, Inc. and CB-Blueknight, LLC. If such transaction does not close, then the Partnership intends to use the net proceeds from the Offering for general partnership purposes, including, among other things, repayment of borrowings outstanding under its credit facility.
The underwriter and its affiliates have performed and may in the future perform various investment and commercial banking and advisory services for the Partnership and its affiliates from time to time for which they have received or will receive customary fees and expenses. The underwriter and its affiliates may, from time to time, engage in transactions with and perform services for the Partnership in the ordinary course of their business. In particular, an affiliate of the underwriter is a lender under the Partnership’s credit facility, and as such, may receive a portion of the net proceeds from the Offering pursuant to any repayment of borrowings under such facility.
The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 7.01.     Regulation FD Disclosure.

On July 20, 2016, the Partnership issued a press release announcing its intention to commence the Offering. Also on July 20, 2016, the Partnership issued a press release announcing the pricing of the Common Units to be issued and sold pursuant to the Offering. Copies of the press releases are furnished as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K.
In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in Exhibits 99.1 and 99.2 is deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 8.01.     Other Events.

In connection with the Offering, the Partnership is filing the opinions of Baker Botts L.L.P. as part of this Current Report that is to be incorporated by reference into the Registration Statement. The opinions of Baker Botts L.L.P. are filed herewith as Exhibits 5.1 and 8.1 and are incorporated herein by reference.
Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in Exhibits 99.1 and 99.2 is deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act.

EXHIBIT NUMBER		DESCRIPTION
1.1	—	Underwriting Agreement dated July 20, 2016 among Blueknight Energy Partners, L.P., Blueknight Energy Partners G.P., L.L.C., BKEP Operating, L.L.C. and Wells Fargo Securities, LLC.
5.1	—	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered.
8.1	—	Opinion of Baker Botts L.L.P. relating to tax matters.
23.1	—	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).
23.2	—	Consent of Baker Botts L.L.P. (included in Exhibit 8.1).
99.1	—	Press release, dated July 20, 2016.
99.2	—	Press release, dated July 20, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEKNIGHT ENERGY PARTNERS, L.P.

	By:	Blueknight Energy Partners G.P., L.L.C.
its General Partner

Date: July 21, 2016	By:	/s/ Alex G. Stallings
Alex G. Stallings
Chief Financial Officer and Secretary

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION
1.1	—	Underwriting Agreement dated July 20, 2016 among Blueknight Energy Partners, L.P., Blueknight Energy Partners G.P., L.L.C., BKEP Operating, L.L.C. and Wells Fargo Securities, LLC.
5.1	—	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered.
8.1	—	Opinion of Baker Botts L.L.P. relating to tax matters.
23.1	—	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).
23.2	—	Consent of Baker Botts L.L.P. (included in Exhibit 8.1).
99.1	—	Press release, dated July 20, 2016.
99.2	—	Press release, dated July 20, 2016.